UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2011

GRUBB & ELLIS COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed in the Current Report on Form 8-K filed by the Grubb & Ellis Company (the “Company”) with the Securities and Exchange Commission on October 19, 2011, on October 16, 2011, each of the Company and its wholly-owned subsidiary, Grubb & Ellis Management Services, Inc. (“GEMS”), entered into the second amendment (“Credit Facility Amendment No. 2”) increasing from $18 million to $28 million the size of its senior secured term loan facility previously entered into by and among the Company, GEMS, ColFin GNE Loan Funding, LLC, and the several lenders from time to time party thereto (the “Credit Facility”), pursuant to which C-III Investments LLC agreed to become a lender under the Credit Facility and to provide an additional $10 million term loan (the “Incremental Term Loan”) under the existing terms and conditions of the Credit Facility, as amended by Credit Facility Amendment No. 2.

The funding of the Incremental Term Loan was subject to customary closing terms and conditions, all of which were subsequently satisfied. On October 21, 2011, the closing occurred with respect to the amended Credit Facility, pursuant to which the Company received the $10 million Incremental Term Loan less transaction costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRUBB & ELLIS COMPANY

Date:	October 27, 2011	By:	/s/ Michael Rispoli

			Name:	Michael Rispoli
			Title:	Chief Financial Officer and Executive Vice President